Foghorn Therapeutics Announces Change to Board of Directors

•Foghorn Congratulates Co-Founder Cigall Kadoch on HHMI Appointment and Change in Role to Scientific Advisor to the Board

CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) -- August 31, 2022 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced that Cigall Kadoch, Ph.D., a co-founder of the Company, has accepted her appointment as an Investigator for the Howard Hughes Medical Institute (HHMI), effective on September 6, 2022. In accordance with HHMI’s rules, she has resigned from Foghorn’s Board of Directors, effective August 31, 2022. Dr. Kadoch has become Scientific Advisor to the Board and will continue to participate on Foghorn’s Scientific Advisory Board.
y School of Me
“I want to congratulate Cigall on her appointment to HHMI,” said Foghorn CEO Adrian Gottschalk. “Cigall’s work on the role of the chromatin regulatory system in disease has been an inspiration for Foghorn. Cigall’s appointment to HHMI is a testament to her leadership in the field. I look forward to continuing to work closely with Cigall in her new role as we advance our efforts to help patients.”

“I am excited to continue working with the Board and Company as Scientific Advisor to the Board,” said Dr. Kadoch. “Foghorn is a leader in understanding the chromatin regulatory system and has effectively translated insights from this biology into potential new therapeutic options. As a co-founder of the Company, I am very proud of the pipeline that has emerged and am excited for the future prospects of the Company.”

Douglas Cole, M.D., Flagship Pioneering Managing Partner, Foghorn Co-Founder and Chairman of the Board, continued, “I want to thank Cigall for her significant contributions to Foghorn as a co-founder and founding Board member. We look forward to her continued engagement and support and wish her great success as she continues her scientific endeavors as a Howard Hughes Medical Institute Investigator.”

About Foghorn Therapeutics
Foghorn® Therapeutics Inc. is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements” regarding the Company’s growth and its goal of becoming a fully-integrated biotech company. Forward-looking statements include statements regarding the Company’s prospects, clinical trials, product candidates and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,”

“continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:
Ben Strain, Foghorn Therapeutics Inc. (Media and Investors)
bstrain@foghorntx.com
Karin Hellsvik, Foghorn Therapeutics Inc. (Media)
khellsvik@foghorntx.com
Michael Lampe, ScientPR (Media)
michael@scientpr.com
Hans Vitzthum, LifeSci Advisors (Investors)
hans@lifesciadvisors.com